Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Amerant Bancorp Inc. of our report dated March 13, 2020 relating to the financial statements, which appears in Amerant Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

May 4, 2022

PricewaterhouseCoopers LLP, 600 Silks Run, Suite 2210, Hallandale Beach, Florida 33009

T: (305) 438 1800, www.pwc.com/us